UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A

INFORMATION

Proxy Statement Pursuant to

Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

FS CREDIT OPPORTUNITIES CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Please vote today What’s inside: Time-sensitive information about your investment and what you need to do Join your fellow stockholders FS Credit Opportunities Corp.

We need your vote! The annual stockholder meeting will be held on July 10, 2025, and your vote is very important. You can vote your shares by internet, telephone or mail. Simply follow the instructions on the enclosed form. For your convenience, we’ve highlighted where you can find your unique Control Number. 3 ways to vote today BY COMPUTER Visit www.proxyvote.com Please have your proxy card in hand when accessing the website. There are easy‑to‑follow directions to help you complete the electronic voting instruction form. BY PHONE With a proxy card: Call 1-800-690-6903 with a touch-tone phone to vote using an automated system. BY MAIL Mark, sign and date your ballot and return it in the postage-paid envelope provided. NOTE: This is not an actual Control Number. Please refer to the proxy card for your unique Control Number. NOTE: This is not an actual Control Number. Please refer to the proxy card for your unique Control Number.